UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

Crown Crafts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 647-9100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2015, Crown Crafts, Inc. (the “Company”), together with Hamco, Inc. and Crown Crafts Infant Products, Inc., each a wholly-owned subsidiary of the Company (together with the Company, the “Borrowers”), entered into a Tenth Amendment to Financing Agreement (the “Tenth Amendment”) with The CIT Group/Commercial Services, Inc. (“CIT”) to amend that certain Financing Agreement between the Borrowers and CIT dated July 11, 2006 (as amended, modified, restated or supplemented from time to time, the “Financing Agreement”). The Tenth Amendment extends the termination date of the Financing Agreement to July 11, 2019 and eliminates the monthly fee payable on the unused portion of the revolving loan amount under the Financing Agreement.

The description contained herein of the Tenth Amendment is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Tenth Amendment to Financing Agreement dated as of December 28, 2015 by and among Crown Crafts, Inc., Hamco, Inc., Crown Crafts Infant Products, Inc. and The CIT Group/Commercial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.

Date: December 28, 2015	/s/ Olivia W. Elliott
Olivia W. Elliott
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Tenth Amendment to Financing Agreement dated as of December 28, 2015 by and among Crown Crafts, Inc., Hamco, Inc., Crown Crafts Infant Products, Inc. and The CIT Group/Commercial Services, Inc.

2